UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

            Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

ICF Emergency Management Services, LLC (“ICF EMS”), a wholly-owned subsidiary of ICF International, Inc. (“ICF”), and the State of Louisiana, through the Division of Administration, Office of Community Development (“OCD”), have recently entered into an Eighth Amendment of Contract (the “Eighth Amendment”) as of July 16, 2008. The Eighth Amendment amended the contract dated June 12, 2006 (the “Initial Contract”) between ICF EMS and OCD.

The Eighth Amendment amends the Initial Contract by adding subcontractors and their labor categories, removing unneeded language from the document, delineating per unit prices between phases of the project, and adding language to outline transition roles and support in order to assist the State of Louisiana to assume the project responsibilities once the Initial Contract ends. The Eighth Amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Eighth Amendment of Contract between ICF Emergency Management Services, LLC and the State of Louisiana, through the Division of Administration, Office of Community Development

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: July 16, 2008	By:	/s/ Judith Kassel
Judith Kassel General Counsel and Secretary

Exhibit Index

Exhibit No.	Document

10.1	Eighth Amendment of Contract between ICF Emergency Management Services, LLC and the State of Louisiana, through the Division of Administration, Office of Community Development